EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-291146 on Form S-3 and Registration Statement Nos. 333-197688, 333-210954, 333-237144, 333-255571, and 333-255572 on Form S-8 of our reports dated February 9, 2026, relating to the financial statements of Cleveland-Cliffs Inc. and the effectiveness of Cleveland-Cliffs Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
February 9, 2026